EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated October 28, 2025, with respect to the consolidated financial statements of The Greenbrier Companies, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Portland, Oregon
January 14, 2026